Exhibit 10.28
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MEDAVAIL, INC.

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

$10,000,000.00	March 24, 2016

FOR VALUE RECEIVED, MedAvail, Inc., a Delaware corporation (the "Company") promises to pay to Well Ventures, LLC, or its registered assigns ("Investor"), in lawful money of the United States of America the principal sum of Ten Million Dollars ($10,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Secured Convertible Promissory Note (this "Note") on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable, if not earlier converted as set forth herein, on the earlier of (i) five years from the original issuance date hereof (the "Maturity Date"), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is issued pursuant to the a Note Purchase Agreement dated as of the date hereof between the Company and the Investor.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.          Payments; Reporting.

(a)      Interest. Accrued interest on the outstanding amount of this Note shall be payable annually on each anniversary of the date hereof at the Company's option, (i) in cash, or (ii) if not paid in cash on such date, such accrued and unpaid interest shall be automatically added to the principal amount of this Note on such date and shall thereafter bear interest at the same rate.

(b)      Voluntary Prepayment. Upon not less than sixty (60) days prior written notice to Investor, the Company may prepay this Note in whole or in part, provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. At any time after receipt of such written notice by Investor and prior to the date of prepayment, Investor may convert this Note in accordance with Section 4(a).

(c)      Mandatory Prepayment.

(i)      If, during the period commencing on the date hereof and ending on June 30, 2016, the Investor places a bona fide purchase order with the Company for the purchase by Purchaser of 300 units of the MedCenter (as defined in the Amended POC Agreement) in accordance with Section 3.1(c)(ii) of the Amended POC Agreement (such order being the "Qualifying Order") and delivers the requisite deposit for such order, in each case pursuant to the terms of the Amended POC Agreement (collectively, the "First Milestone"), then, for a period of not more than thirty (30) days following the achievement of the First Milestone, the Investor may deliver to the Company written demand for the prepayment of up to $5,000,000 of the then outstanding principal amount of this Note plus interest accrued and unpaid thereon. The Company shall make such prepayment no more than ten (10) days following the Company's receipt of the Investor's properly delivered written notice therefor.

(ii)      If the First Milestone is achieved, then, upon the completed installation of the 150th MedCenter unit ordered by the Investor pursuant to the Qualifying Order, the Investor may, within thirty (30) days following such installation, deliver to the Company written demand for the prepayment of up to $5,000,000 of the then outstanding principal amount of this Note plus interest accrued thereon. For the avoidance of doubt, any prepayments in connection with the terms of this Section 1(c)(ii): (X) shall be in addition to any prepayments pursuant to Section 1(c)(i) and (Y) shall be payable regardless of whether the Investor has made any previous demand for prepayment pursuant to Section 1(c)(i). The Company shall make such prepayment no more than ten (10) days following the Company's receipt of the Investor's properly delivered written notice therefor.

(iii)      In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable upon the closing of such Change of Control.

(d)      Reporting. The Company shall furnish to Investor the following while this Note is outstanding:

(i)      Quarterly Financial Statements. Within forty (45) days after the last day of each fiscal quarter, a copy of the financial statements of the Company for such quarter, certified by the chief financial officer or controller of the Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments and except that no footnotes need be included with such financial statements; and

(ii)      Annual Financial Statements. Within one hundred eighty (180) days after the close of each fiscal year of the Company, (i) copies of the audited financial statements of the Company for such year, audited by independent certified public accountants, (ii) copies of the unqualified opinions and management letters delivered by such accountants in connection with such financial statements, and (iii) a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of the Company and its subsidiaries;

2.          Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction Documents:

(a)      Failure to Pay Principal. The Company shall fail to pay when due any principal payment on the due date hereunder and such payment shall not have been made within five (5) days of the Company's receipt of written notice to the Company of such failure to pay; or

(b)      Failure to Pay Interest. The Company shall fail to pay when due any interest payment on the date due (unless such interest payment has been automatically added to the principal amount pursuant to Section 1(a)) and such interest payment shall not have been made within five (5) days of the Company's receipt of written notice to the Company of such failure to pay; or

(c)       Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Sections 2(a) or 2(b)) and such failure shall continue for forty-five (45) days after the Company's receipt of written notice to the Company of such failure; or

(d)      Prohibited Actions. The Company or any of its subsidiaries shall, without the Investor's prior written consent, (i) create, incur, assume or become liable for any Indebtedness other than (1) Indebtedness under this Note, (2) working capital financing incurred by Company; provided that no working capital financing incurred by Company which causes the aggregate principal amount of such indebtedness outstanding to exceed 100% of the Company's then accounts receivable (but only to the extent of such excess) shall be permitted and provided further that this amount shall be reduced by any amounts as described in Section 2(d)(4) below, (3) trade payables incurred in the ordinary course of the Company's business, (4) any reimbursement obligations for letters of credit required by Flextronics Industrial, Ltd. (or its affiliates); provided that any such reimbursement obligations for letters of credit shall serve to reduce the aggregate value of permitted working capital financing pursuant to Section 2(d)(2) above, (5) equipment financing (including capital leases) in an amount not exceeding the purchase price of the equipment, (6) Indebtedness subordinated to the Note on terms subject to the Investor's express written consent in its sole discretion; (ii) grant any dividend or make any distribution to the Company's shareholders, except for (1) repurchases of Common Stock issued to, or held by, the Company's directors, officers, employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (2) repurchases of fractional shares upon conversion or exercise of securities or repurchases deemed to occur upon cashless exercise of securities; or (iii) grant any security interest in any of its assets to any third party, other than security interests in connection with (1) this Note, (2) Indebtedness permitted under subclauses (2), (4), and (5) of clause (i) above provided that permitted liens with respect to subclause (5) shall be with respect to purchase money security interests in the equipment so financed (and it being understood that this clause (iii) shall not apply to statutory or contractual liens arising in the ordinary course of business); or

(e)      Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f)      Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3.          Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.          Conversion.

(a)      Voluntary Conversion. Investor has the right, at Investor's option, at any time prior to payment in full of the principal amount of this Note (including, but not limited to, in the event that a prepayment notice has been issued by the Company pursuant to Section 1(b) but prior to the date of such prepayment), to convert all or any portion of the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into fully paid and nonassessable shares of the Company's Series D Preferred Stock at a price per share equal to US$13.0031 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).

(b)      Conversion upon a Change of Control or an Initial Public Offering.

(i)      If a Change of Control is to occur prior to the payment or conversion in full of the principal amount of this Note, then the Company shall give Investor twenty (20) days prior written notice thereof, which notice shall include any relevant transaction documents relating to such Change of Control (e.g. merger agreement, purchase agreement etc.), and within fifteen (15) days of such notice Investor shall have the right, to be exercised by giving the Company written notice of such exercise of such right, to convert all of the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into fully paid and nonassessable shares of the Company's Series D Preferred Stock at a price per share equal to US$13.0031 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event). If Investor does not so exercise such right within such fifteen (15) day period, then the outstanding principal amount of this Note, plus all accrued and unpaid interest, shall be due and payable upon the closing of such Change of Control as provided for in Section 1(c)(iii).

(ii)      If an Initial Public Offering occurs prior to the payment or conversion in full of the principal amount of this Note, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert immediately prior to the closing of such Initial Public Offering into fully paid and nonassessable shares of the Company's Series D Preferred Stock at a price per share equal to US$13.0031 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).

(c)      Conversion Procedure.

(i)      Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note into shares of Series D Preferred Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a). Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company such transaction documents entered into by the purchasers of the Company's Series D Preferred Stock (as may be amended), including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering), as the Company may request. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(c)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii)      Conversion Pursuant to Section 4(b). If this Note is to be converted pursuant to Section 4(b)(i) or Section 4(b)(ii), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, the principal amount of the Note to be converted, together with all accrued and unpaid interest, and price per share at which the Note is to be converted, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company such transaction documents entered into by the purchasers of the Company's Series D Preferred Stock (as may be amended), including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering), as the Company may request. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) immediately prior to the closing of the Change of Control or Initial Public Offering, as applicable, for cancellation; provided, however, that upon the closing of such Change of Control or Initial Public Offering, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii). Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made immediately prior to the closing of the Change of Control or Initial Public Offering, as applicable, and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii)      Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d)      Conversion Preferred Stock. Should all of any series of preferred stock issuable upon conversion of this Note be, at any time prior to full payment of this Note, redeemed or converted into shares of Company's common stock in accordance with the Company's certificate of incorporation, then, to the extent this Note is convertible into such preferred stock, this Note shall immediately become convertible into that number of shares of common stock equal to the number of shares of the common stock that would have been received if this Note had been converted in full and the preferred stock received thereupon had been simultaneously converted into common stock immediately prior to such event.

(e)      Notices of Record Date. In the event of:

(i)      Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)      Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

(iii)      Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(f)      Reservation of Stock Issuable Upon Conversion. After the initial issuance and sale by the Company of Series D Preferred Stock, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Series D Preferred Stock (and shares of its common stock for issuance on conversion of such preferred stock) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time after the initial issuance and sale by the Company of Series D Preferred Stock the number of authorized but unissued shares of Series D Preferred Stock (and shares of its common stock for issuance on conversion of such preferred stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock (and shares of its common stock for issuance on conversion of such preferred stock) to such number of shares as shall be sufficient for such purposes.

5.          Subordination. The Obligations evidenced by this Note are hereby expressly subordinated in right of payment of the Company's Senior Indebtedness and any liens on property of the Company in favor of Investor are hereby expressly subordinated in priority to any liens on the Company's property in favor of any holder of Senior Indebtedness. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness. Nothing in this paragraph will preclude or prohibit the Investor from receiving and retaining any payment hereunder unless and until the Investor has received a Default Notice (which will be effective until waived in writing by the Senior Creditors). Notwithstanding the foregoing, Investor shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and (iii) other payments consented to in writing by holders of Senior Indebtedness.

6.          Definitions. As used in this Note, the following capitalized terms have the following meanings:

"Amended POC Agreement" means the Proof of Concept Agreement dated July 1, 2012 between the Company and [***], as amended pursuant to and as an attachment to the Master Supply Agreement effective April 1, 2013, and as further amended in connection with the entering into of the Purchase Agreement and the issuance of this Note;

"Change of Control" shall mean (i) any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

"Event of Default" has the meaning given in Section 2 hereof.

"Initial Public Offering" shall mean the closing of the Company's first firm commitment underwritten initial public offering of the Company's common stock pursuant to a registration statement filed under the Securities Act.

"Indebtedness" means (a) indebtedness for borrowed money or the deferred price of property or services, other than trade credit in the ordinary course of business, (b) reimbursement and other obligations for draws under surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, and (d) capital lease obligations.

"Investor" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"Purchase Agreement" shall mean the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investor.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Security Agreement" has the meaning given in the introductory paragraphs to this Note.

"Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) working capital financing incurred by Company and (ii) other indebtedness to which Investor expressly consents in writing; provided that no working capital financing incurred by Company which causes the aggregate principal amount of such indebtedness outstanding to exceed 100% of the Company's then accounts receivable (but only to the extent of such excess) shall be Senior Indebtedness.

"Transaction Documents" shall mean this Note, the Purchase Agreement, and the Security Agreement.

7.          Miscellaneous.

(a)      Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion
Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)     Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)     Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party without the prior written consent of the other party.

(iii)     Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor's knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b)      Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

(c)      Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware

General Corporation Law or the Company's certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company's records, (ii) electronic mail to any electronic mail address for Investor in the Company's records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)      Payment. Unless converted into the Company's equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e)      Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)      Expenses; Waivers. If action is instituted to collect this Note or enforce any rights or remedies under this note, the Company shall pay all costs and expenses, including reasonable attorneys' fees and costs, directly incurred in connection with such action (collectively, "Costs"); provided, however, that the foregoing shall not apply to Costs which Investor may directly or indirectly incur by reason of Investor's own gross negligence or willful misconduct. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g)      Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(h)      Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in New Castle County in the State of Delaware (or in the event of exclusive federal jurisdiction, the courts of the District of Delaware), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(i)      Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(j)      Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

MEDAVAIL, INC.
a Delaware corporation

By:	/s/ Ed Kilroy
Ed Kilroy, President and CEO

By:	/s/ Lori Valentini
Lori Valentini, VP Finance
[Signature Page to Promissory Note]